Exhibit 99.1

Mississippi Awards eGovernment Services Contract to NIC Inc.

Mississippi becomes the latest state to sign a portal management agreement with NIC

JACKSON, Miss.--(BUSINESS WIRE)--March 30, 2011--NIC Inc., (NASDAQ: EGOV) the leading provider of eGovernment services, today announces that Mississippi becomes the latest state to contract with the company for self-funded online government services.

Agreements were recently finalized securing the primary funding source for the contract. This concludes the process that began with a competitive bid through which the State of Mississippi awarded NIC a five-year contract that will run through December 2015.

Through its Jackson-based subsidiary, Mississippi Interactive LLC, NIC will provide electronic payment processing for the State of Mississippi, a new innovative design for the State’s official website (http://www.ms.gov), and an acceleration of online services available to Mississippi residents and businesses. The self-funded model implemented by Mississippi Interactive allows the company to provide these services without using appropriated taxpayer dollars.

“Partnering with NIC brings Mississippi the very best online government services,” said the State’s CIO, David Litchliter. “This relationship opens doors to more online services and provides Mississippi’s businesses and citizens convenient, secure, and transparent state government online transactions.”

Mississippi Interactive is currently partnering with the Department of Finance and Administration to expand the State’s payment processing offerings. “We are excited about the expanded offerings and new opportunities that NIC brings to the table for Mississippi’s state agencies,” said Cille Litchfield, deputy executive director of the Department of Finance and Administration.

“We are honored that the State of Mississippi has chosen NIC to provide its eGovernment services,” said Harry Herington, NIC’s chief executive officer and chairman of the board. “These online services will be built for Mississippi in our local Jackson office, and we look forward to hiring additional staff to support the State’s eGovernment needs.”

About NIC

NIC Inc. (NASDAQ: EGOV) is the nation's leading provider of official government portals, online services, and secure payment processing solutions. The company's innovative eGovernment services help reduce costs and increase efficiencies for government agencies, citizens, and businesses across the country. NIC provides eGovernment solutions for more than 3,000 federal, state, and local agencies in the United States. Additional information is available at http://www.nicusa.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Any statements contained in this release that do not relate to historical or current facts constitute forward-looking statements. These statements include statements regarding implementation of the new contract, continued implementation of NIC’s business model and NIC’s development of new products and services. Forward-looking statements are subject to inherent risks and uncertainties and there can be no assurance that such statements will prove to be correct. There are a number of important factors that could cause actual results to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, NIC’s ability to successfully integrate into its operations recently awarded eGovernment contracts: NIC’s ability to successfully increase the adoption and use of eGovernment services; the success of the company in signing contracts with new states and government agencies, including continued favorable government legislation; NIC’s ability to develop new services; existing states and agencies adopting those new services; acceptance of eGovernment services by businesses and citizens; competition; pending litigation involving the Company; and general economic conditions (including the current economic slowdown) and the other important cautionary statements and risk factors described in NIC’s 2010 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2011. NIC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

CONTACT:
NIC
Angela Skinner, 913-754-7054
Director of Communications
askinner@nicusa.com